UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.    )
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COMCAST CORPORATION

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 5/14/08 and Notice of Annual Meeting of Shareholders.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for view:
Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report on Form 10-K
To view these materials, have the 12-digit Control # (located on the following page) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery prior to the annual meeting, please make the request as instructed below on or before 4/30/08. You will have the opportunity to make your request for paper copies apply to all meetings (which you may later revoke at any time) or only for the 2008 annual meeting of shareholders.
To request material:          Internet: www.proxyvote.com          Telephone: 1-800-579-1639          **Email: sendmaterial@proxyvote.com
**If requesting material by e-mail, please send a blank e-mail with the 12-digit Control # (located on the following page) in the subject line.
Requests, instructions and other inquiries will NOT be forwarded to any broker or investment advisor.

ONE COMCAST CENTER
PHILADELPHIA, PA 19103

COMCAST CORPORATION
Vote In Person

All shareholders must bring an admission ticket to the meeting. Without an admission ticket, shareholders will be admitted only upon verification of ownership. This notice serves as your admission ticket. At the meeting you will need to request a ballot to vote these shares. Please check the proxy materials for additional requirements for, and information on, meeting admission requirements.
Vote By Internet

To vote now by Internet, go to www.proxyvote.com. Use the Internet to transmit your voting instructions. Proxies submitted by Internet must be received by 11:59 p.m. Eastern Daylight Time on May 13, 2008. Please have this notice in hand when you access the Web site and follow the instructions.

Meeting Location
The Annual Meeting of Shareholders
is to be held on 5/14/08 at 9:00 a.m.

at:	Wachovia Complex 3601 South Broad Street Philadelphia, PA 19148
IMPORTANT NOTICE: All annual meeting attendees may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the annual meeting, and attendees will be subject to security inspections.

Annual Meeting Agenda
8:00 a.m. Doors Open to Meeting Room
9:00 a.m. Welcome and Introduction; Matters for Shareholder Vote
DIRECTIONS
From New Jersey via the Walt Whitman Bridge
Take the Broad Street exit. At the bottom of the ramp, make a left onto Broad Street and follow the signs to the Sports Complex. The Wachovia Complex will be on your left.
From Interstate 76/Schuylkill Expressway
From I-76 Eastbound, follow the signs for South Jersey, Walt Whitman Bridge and Sports Complex. Take the Broad Street exit. At the bottom of the ramp, make a right onto Broad Street. The Wachovia Complex will be on your left.
From Interstate 476/Blue Route
 Take I-476 South to the end. Follow signs for I-95 North, Philadelphia. Take I-95 North to the Broad Street exit. The Wachovia Complex will be on your right.
From Interstate 95
 From I-95 Northbound or Southbound, take the Broad Street exit. The Wachovia Complex will be on your right.
Public Transportation
 SEPTA (Southeastern Pennsylvania Transportation Authority). Take the Broad Street (Orange) line South to the Pattison Avenue stop (last stop). When you exit the subway, the Wachovia Complex will be immediately to the south and east.
Parking Information
 There is ample free parking available in the Wachovia Complex. Shareholders should use the main entrance to the Wachovia Complex, which is located on Broad Street at 3601 South Broad Street. The gate attendant will direct you to the parking area and building.

                    Voting items

A	Company Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1 and “FOR” Proposals 2-4.

1.	Election of Directors
	01 — S. Decker Anstrom	08 — Gerald L. Hassell
	02 — Kenneth J. Bacon	09 — Jeffrey A. Honickman
	03 — Sheldon M. Bonovitz	10 — Brian L. Roberts
	04 — Edward D. Breen	11 — Ralph J. Roberts
	05 — Julian A. Brodsky	12 — Dr. Judith Rodin
	06 — Joseph J. Collins	13 — Michael I. Sovern
07 — J. Michael Cook

2.	Ratification of independent auditors

3.	Approval of our 2002 Restricted Stock Plan, as amended and restated

4.	Approval of our 2003 Stock Option Plan, as amended and restated

B	Shareholder Proposals — The Board of Directors recommends a vote “AGAINST” Proposals 5-11, if properly presented at the meeting.

5.	Adopt a recapitalization plan		10.	Adopt principles for comprehensive health care reform

6.	Identify all executive officers who earn in excess of $500,000		11.	Adopt an annual vote on executive compensation

7.	Nominate two directors for every open directorship

8.	Require a pay differential report

9.	Provide cumulative voting for Class A shareholders in the election of directors